SLM Private Credit Student Loan Trust 2005-B
Quarterly Servicing Report
Report Date: 11/30/2005   Collection Period: 10/27/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				10/26/2005	Activity	11/30/2005
	i	Portfolio Balance			1,429,909,653.22	$11,224,997.86	$1,441,134,651.08
	ii	Interest to be Capitalized			81,208,907.09		77,400,637.41

	iii	Total Pool			$1,511,118,560.31		$1,518,535,288.49
	iv	Cash Capitalization Account (Cii)			210,000,000.00		207,475,234.34

	v	Asset Balance			$1,721,118,560.31		$1,726,010,522.83

	i	Weighted Average Coupon (WAC)			8.202%		8.207%
	ii	Weighted Average Remaining Term			199.88		199.22
	iii	Number of Loans			158,807		158,419
	iv	Number of Borrowers			128,233		128,017
	v *	Prime Loans Outstanding - Monthly Reset			$1,216,254,310.71		$1,233,849,337.52
	vi *	Prime Loans Outstanding - Quarterly/Annual Rese			$257,871,978.82		$258,712,879.25
	vii *	T-bill Loans Outstanding			$25,928,702.94		$25,677,695.30
	viii *	Fixed Loans Outstanding			$99,970.36		$295,376.42

						% of		% of
B	Notes		Cusips	Spread	Balance 10/27/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CBY9	0.040%	$476,000,000.00	27.973%	$474,000,000.00	27.888%
	ii	A-2 Notes	78443CBZ6	0.180%	593,000,000.00	34.849%	593,000,000.00	34.890%
	iii	A-3 Notes	78443CCA0	0.270%	100,000,000.00	5.877%	100,000,000.00	5.884%
	iv	A-4 Notes	78443CCB8	0.330%	400,109,000.00	23.513%	400,109,000.00	23.541%
	v	B Notes	78443CCC6	0.400%	55,581,000.00	3.266%	55,581,000.00	3.270%
	vi	C Notes	78443CCD4	0.700%	76,957,000.00	4.523%	76,957,000.00	4.528%

	vii	Total Notes			$1,701,647,000.00	100.000%	$1,699,647,000.00	100.000%

C					10/27/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$3,750,387.00		$3,750,387.00
	ii	Reserve Account Balance ($)			$3,750,387.00		$3,750,387.00
	iii	Cash Capitalization Acct Balance ($)			$210,000,000.00		$207,475,234.34

	iv	Initial Asset Balance			$1,710,154,963.00		$1,710,154,963.00
	v	Specified Overcollateralization Amount			$34,203,099.26		$34,203,099.26
	vi	Actual Overcollateralization Amount			$19,471,560.31		$26,363,522.83

	vii	Has the Stepdown Date Occurred? ***			No		No

D	General Trust Information
	i	Indenture Trustee	JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.		iv Swap Counterparty		The Royal Bank of Scotland, plc

		Initial Pool Balance	$1,511,118,560.31

*	Data in sections A(v)-A(viii) under 10/26/2005 is as of Statistical Cutoff Date, 9/26/05, rather than sale date.
**	Percentages may not total 100% due to rounding
***	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and December 15, 2010. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2005-B Transactions from: 10/27/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$4,608,494.48
	ii	Purchases by Servicer (Delinquencies >180)	0.00
	iii	Other Servicer Reimbursements	147.12
	iv	Other Principal Reimbursements	3,327.80

	v	Total Principal Collections	$4,611,969.40

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$83,760.99
	ii	Capitalized Interest	(12,877,892.55)
	iii	Capitalized Insurance Fee	(3,043,516.15)
	iv	Other Adjustments	680.45

	v	Total Non-Cash Principal Activity	$(15,836,967.26)

C	Total Student Loan Principal Activity		$(11,224,997.86)

D	Student Loan Interest Activity
	i	Interest Payments Received	$1,495,990.83
	ii	Purchases by Servicer (Delinquencies >180)	0.00
	iii	Other Servicer Reimbursements	44.47
	iv	Other Interest Reimbursements	148.39
	v	Late Fees	13,827.18
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$1,510,010.87

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$3,154.88
	ii	Capitalized Interest	12,877,892.55
	iii	Other Interest Adjustments	82.84

	iv	Total Non-Cash Interest Adjustments	$12,881,130.27

F	Total Student Loan Interest Activity		$14,391,141.14

III. 2005-B Collection Account Activity 10/27/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$4,478,890.98
	ii	Consolidation Principal Payments	129,603.50
	iii	Purchases by Servicer (Delinquencies >180)	0.00
	iv	Reimbursements by Seller	827.80
	v	Reimbursements by Servicer	147.12
	vi	Other Re-purchased Principal	2,500.00

	vii	Total Principal Collections	$4,611,969.40

B	Interest Collections
	i	Interest Payments Received	$1,495,125.80
	ii	Consolidation Interest Payments	865.03
	iii	Purchases by Servicer (Delinquencies >180)	0.00
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	44.47
	vi	Other Re-purchased Interest	148.39
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	13,827.18

	ix	Total Interest Collections	$1,510,010.87

C	Recoveries on Realized Losses		$(108.52)

D	Funds Borrowed from Next Collection Period		$2,000,000.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$790,155.82

G	Borrower Incentive Reimbursements		$2,850.74

H	Gross Swap Receipt (Monthly Reset) The Royal Bank of Scotland, plc		$6,789,079.87

I	Gross Swap Receipt (Quarterly Reset) The Royal Bank of Scotland, plc		$1,439,430.43

J	Other Deposits		$46,946.04

K	Initial Deposits to the Collection Account		$1,060,000.00

	TOTAL FUNDS RECEIVED		$18,250,334.65

	LESS FUNDS PREVIOUSLY REMITTED:
	Servicing Fees		$(134,534.51)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$18,115,800.14

L	Amount Released from Cash Capitalizaton Account		$2,524,765.66

M	AVAILABLE FUNDS		$20,640,565.80

N	Servicing Fees Due for Current Period		$834,140.12

O	Carryover Servicing Fees Due		$0.00

P	Administration Fees Due		$20,000.00

Q	Total Fees Due for Period		$854,140.12

IV. 2005-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	10/26/2005	11/30/2005

		December 15, 2005 to December 15, 2010	15%	$226,667,784.05	$226,667,784.05
		March 15, 2011 to December 16, 2013	18%
		March 17, 2014 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$83,869.51

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period		$0.00	$(5.46)
	iii	Interest Cash Recovered During Collection Period		$0.00	$(103.06)
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$(108.52)

C	i	Gross Defaults:
	ii	Cumulative Principal Charge Offs plus Principal Purchases by Servicer		$—	$83,760.99
	iii	Cumulative Interest Charge Offs plus Interest Purchases by Servicer		—	3,154.88

	iv	Total Gross Defaults:		$—	$86,915.87

V. 2005-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	10/26/2005	11/30/2005	10/26/2005	11/30/2005	10/26/2005	11/30/2005	10/26/2005	11/30/2005	10/26/2005	11/30/2005
INTERIM:
In School	8.267%	8.256%	102,796	101,619	64.730%	64.146%	$939,578,305.20	$923,452,008.78	65.709%	64.078%
Grace	8.195%	8.335%	33,748	15,902	21.251%	10.038%	306,259,579.42	162,076,853.04	21.418%	11.246%
Deferment	7.958%	8.000%	2,876	2,956	1.811%	1.866%	22,864,012.75	23,631,956.79	1.599%	1.640%

TOTAL INTERIM	8.244%	8.262%	139,420	120,477	87.792%	76.050%	$1,268,701,897.37	$1,109,160,818.61	88.726%	76.964%
REPAYMENT
Active
Current	7.722%	7.964%	15,529	32,984	9.779%	20.821%	$125,933,813.71	$284,461,032.95	8.807%	19.739%
31-60 Days Delinquen	8.357%	8.486%	756	610	0.476%	0.385%	5,498,093.03	5,123,552.30	0.385%	0.356%
61-90 Days Delinquent	8.688%	8.705%	315	215	0.198%	0.136%	2,323,243.45	1,461,260.56	0.162%	0.101%
91-120 Days Delinquent	7.640%	8.746%	8	114	0.005%	0.072%	137,572.23	734,772.37	0.010%	0.051%
121-150 Days Delinquent	0.000%	8.747%	0	69	0.000%	0.044%	0.00	499,434.12	0.000%	0.035%
151-180 Days Delinquen	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
Forbearance	8.383%	8.355%	2,779	3,950	1.750%	2.493%	27,315,033.43	39,693,780.17	1.910%	2.754%

TOTAL REPAYMENT	7.870%	8.025%	19,387	37,942	12.208%	23.950%	$161,207,755.85	$331,973,832.47	11.274%	23.036%

GRAND TOTAL	8.202%	8.207%	158,807	158,419	100.000%	100.000%	$1,429,909,653.22	$1,441,134,651.08	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2005-B Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	8.314%	143,752	$1,255,573,547.30	87.124%
- Law Loans	8.003%	7,616	87,135,412.48	6.046%
- Med Loans	6.883%	3,611	36,936,855.51	2.563%
- MBA Loans	7.167%	3,440	61,488,835.79	4.267%

- Total	8.207%	158,419	$1,441,134,651.08	100.000%

*	Percentages may not total 100% due to rounding

VII. 2005-B Interest Rate Swap Calculations

Swap Payments			The Royal Bank of Scotland, plc
			Monthly Reset
i	Notional Swap Amount		$1,216,254,311
	- Aggregate Prime Loans Outstanding

Counterparty Pays:
ii	3 Month LIBOR		4.10103%
iii	Days in Period	10/27/2005-12/15/2005	49

iv	Gross Swap Receipt Due Trust		$6,789,079.87

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ)		6.75000%
vi	Less: Spread		2.77000%

vii	Net Payable Rate		3.98000%
viii	Days in Period	10/27/2005-12/15/2005	49

ix	Gross Swap Payment Due Counterparty		$6,498,463.44

			The Royal Bank of Scotland, plc
			Quarterly Reset
i	Notional Swap Amount		$257,871,979
	- Aggregate Prime Loans Outstanding

Counterparty Pays:
ii	3 Month LIBOR		4.10103%
iii	Days in Period	10/27/2005-12/15/2005	49

iv	Gross Swap Receipt Due Trust		$1,439,430.43

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ)		6.50000%
vi	Less: Spread		2.75000%

vii	Net Payable Rate		3.75000%
viii	Days in Period	10/27/2005-12/15/2005	49

ix	Gross Swap Payment Due Counterparty		$1,298,191.13

VIII. 2005-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.005636402	10/27/05-12/15/05	4.14103%
B	Class A-2 Interest Rate	0.005826958	10/27/05-12/15/05	4.28103%
C	Class A-3 Interest Rate	0.005949458	10/27/05-12/15/05	4.37103%
D	Class A-4 Interest Rate	0.006031124	10/27/05-12/15/05	4.43103%
E	Class B Interest Rate	0.006126402	10/27/05-12/15/05	4.50103%
F	Class C Interest Rate	0.006534735	10/27/05-12/15/05	4.80103%

IX. 2005-B Inputs From Initial Period 10/26/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,429,909,653.22
	ii	Interest To Be Capitalized		81,208,907.09

	iii	Total Pool		$1,511,118,560.31
	iv	Cash Capitalization Account (CI)		210,000,000.00

	v	Asset Balance		$1,721,118,560.31

B	Total Note and Certificate Factor			1.000000000
C	Total Note Balance			$1,701,647,000.00

D	Note Balance 10/27/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$476,000,000.00	$593,000,000.00	$100,000,000.00	$400,109,000.00	$55,581,000.00	$76,957,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2005-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	10/27/05	$1,569,109,000	$1,624,690,000	$1,701,647,000
Asset Balance	10/26/05	$1,721,118,560	$1,721,118,560	$1,721,118,560

Pool Balance	11/30/05	$1,518,535,288	$1,518,535,288	$1,518,535,288
Amounts on Deposit*	12/15/05	210,318,640	209,978,128	209,475,234
Total		$1,728,853,928	$1,728,513,416	$1,728,010,523

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$152,009,560.31
Specified Class A Enhancemen		$258,901,578.42	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amoun

Class B Enhancement		$96,428,560.31
Specified Class B Enhancement		$174,758,565.44	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$19,471,560.31
Specified Class C Enhancement		$51,780,315.68	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2005-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date		11/30/2005	$210,000,000.00
		Less: Excess of Trust fees & Note interest due over Available Funds		12/15/2005	$2,524,765.66

		Cash Capitalization Account Balance (CI) *			$207,475,234.34

A	i	5.50% of initial Asset Balance			$94,058,522.97
	ii	Excess, CI over 5.50% of initial Asset Balance			$113,416,711.38
	iii		12/15/2005		DO NOT RELEASE

B	i	3.50% of initial Asset Balance			$59,855,423.71
	ii	Excess, CI over 3.50% of initial Asset Balance			$147,619,810.63
	iii	Release B(ii) excess to Collection Account? **		12/15/2005	DO NOT RELEASE

C	i	1.50% of initial Asset Balance			$25,652,324.45
	ii	Excess, CI over 1.50% of initial Asset Balance			$181,822,909.89
	iii	Release C(ii) excess to Collection Account? **		12/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R) *		12/15/2005	$0.00

  * as defined under “Asset Balance” on page S-57 of the prospectus supplement

** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-40 of the prospectus supplement

XII. 2005-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No
	ii	Aggregate A Notes Outstanding	10/27/2005	$1,569,109,000.00
	iii	Asset Balance	11/30/2005	$1,726,010,522.83

	iv	First Priority Principal Distribution Amount	12/15/2005	$—
				—
	v	Is the Class B Note Parity Trigger in Effect?		No
	vi	Aggregate A and B Notes Outstanding	10/27/2005	$1,624,690,000.00
	vii	Asset Balance	11/30/2005	$1,726,010,522.83
	viii	First Priority Principal Distribution Amount	12/15/2005	$—

	ix	Second Priority Principal Distribution Amount	12/15/2005	$—
				—
	x	Is the Class C Note Parity Trigger in Effect?		No
	xi	Aggregate A, B and C Notes Outstanding	10/27/2005	$1,701,647,000.00
	xii	Asset Balance	11/30/2005	$1,726,010,522.83
	xiii	First Priority Principal Distribution Amount	12/15/2005	$—
	xiv	Second Priority Principal Distribution Amoun	12/15/2005	$—

	xv	Third Priority Principal Distribution Amount	12/15/2005	$—
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	10/27/2005	$1,701,647,000.00
	ii	Asset Balance	11/30/2005	$1,726,010,522.83
	iii	Specified Overcollateralization Amount	12/15/2005	$34,203,099.26
	iv	First Priority Principal Distribution Amount	12/15/2005	$—
	v	Second Priority Principal Distribution Amoun	12/15/2005	$—
	vi	Third Priority Principal Distribution Amount	12/15/2005	$—
	vii	Regular Principal Distribution Amount		$9,839,576.43

C	Class A Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	10/27/2005	$1,569,109,000.00
	iii	Asset Balance	11/30/2005	$1,726,010,522.83
	iv	85% of Asset Balance	11/30/2005	$1,467,108,944.41
	v	Specified Overcollateralization Amount	12/15/2005	$34,203,099.26
	vi	Lesser of (iii) and (ii - iv)		$1,467,108,944.41
	vii	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$9,839,576.43
	viii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$2,000,000.00
	x	Shortfall		$7,839,576.43

D	Class B Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	10/27/2005	$55,581,000.00
	iii	Asset Balance	11/30/2005	$1,726,010,522.83
	iv	89.875% of Asset Balance	11/30/2005	$1,551,251,957.39
	v	Specified Overcollateralization Amount	12/15/2005	$34,203,099.26
	vi	Lesser of (iii) and (ii - iv)		$1,551,251,957.39
	vii	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts
	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	10/27/2005	$76,957,000.00
	iii	Asset Balance	11/30/2005	$1,726,010,522.83
	iv	97% of Asset Balance	11/30/2005	$1,674,230,207.15
	v	Specified Overcollateralization Amount	12/15/2005	$34,203,099.26
	vi	Lesser of (iii) and (ii - iv)		$1,674,230,207.15
	vii	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2005-B Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-M)		$20,640,565.80	$20,640,565.80

B	Primary Servicing Fees-Current Month plus any Unpaid		$834,140.12	$19,806,425.68

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$19,786,425.68

D	i	Gross Swap Payment due (Monthly Reset)	$6,498,463.44	$13,287,962.24
	ii	Gross Swap Payment due (Quarterly Reset)	$1,298,191.13	$11,989,771.11

E	i	Class A-1 Noteholders' Interest Distribution Amount due 12/15/2005	$2,682,927.33	$9,306,843.78
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$3,455,385.80	$5,851,457.98
	iii	Class A-3 Noteholders’ Interest Distribution Amount due 12/15/2005	$594,945.75	$5,256,512.23
	iv	Class A-4 Noteholders' Interest Distribution Amount due 12/15/2005	$2,413,107.06	$2,843,405.17
	v	Swap Termination Fees due 12/15/2005	$0.00	$2,843,405.17

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$2,843,405.17

G	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$340,511.55	$2,502,893.62

H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$2,502,893.62

I	Class C Noteholders’ Interest Distribuition Amount		$502,893.62	$2,000,000.00

J	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$2,000,000.00

K	Increase to the Specified Reserve Account Balance		$0.00	$2,000,000.00

L	Regular Principal Distribution Amount — Principal Distribution Account		$2,000,000.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Swap Termination Payments		$0.00	$0.00

O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$0.00

P	Remaining Funds to the Certificateholders		$0.00	$0.00

XIV. 2005-B Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$2,000,000.00	$2,000,000.00

B	i	Class A-1 Principal Distribution Amount Paid	$2,000,000.00	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2005-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$2,682,927.33	$3,455,385.80	$594,945.75	$2,413,107.06	$340,511.55	$502,893.62
	ii	Quarterly Interest Paid			2,682,927.33	3,455,385.80	594,945.75	2,413,107.06	340,511.55	502,893.62

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$9,839,576.43	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			2,000,000.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$7,839,576.43	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$4,682,927.33	$3,455,385.80	$594,945.75	$2,413,107.06	$340,511.55	$502,893.62

B	Note Balances			10/27/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CBY9	$476,000,000.00		$474,000,000.00
		A-1 Note Pool Factor		1.000000000	0.004201681	0.995798319

	ii	A-2 Note Balance	78443CBZ6	$593,000,000.00		$593,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CCA0	$100,000,000.00		$100,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CCB8	$400,109,000.00		$400,109,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CCC6	$55,581,000.00		$55,581,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CCD4	$76,957,000.00		$76,957,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2005-B Historical Pool Information

			10/27/05-11/30/05

Beginning Student Loan Portfolio Balance			$1,429,909,653.22

	Student Loan Principal Activity
	i	Principal Payments Received	$4,608,494.48
	ii	Purchases by Servicer (Delinquencies >180)	0.00
	iii	Other Servicer Reimbursements	147.12
	iv	Seller Reimbursements	3,327.80

	v	Total Principal Collections	$4,611,969.40
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$83,760.99
	ii	Capitalized Interest	(12,877,892.55)
	iii	Capitalized Insurance Fee	($3,043,516.15)
	iv	Other Adjustments	680.45

	v	Total Non-Cash Principal Activity	$(15,836,967.26)

(-)	Total Student Loan Principal Activity		$(11,224,997.86)

	Student Loan Interest Activity
	i	Interest Payments Received	$1,495,990.83
	ii	Repurchases by Servicer (Delinquencies >180	0.00
	iii	Other Servicer Reimbursements	44.47
	iv	Seller Reimbursements	148.39
	v	Late Fees	13,827.18
	vi	Collection Fees	0.00

	viii	Total Interest Collections	$1,510,010.87

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$3,154.88
	ii	Capitalized Interest	12,877,892.55
	iii	Other Interest Adjustments	82.84

	iv	Total Non-Cash Interest Adjustments	$12,881,130.27

	v	Total Student Loan Interest Activity	$14,391,141.14

(=)	Ending Student Loan Portfolio Balance		$1,441,134,651.08
(+)	Interest to be Capitalized		$77,400,637.41

(=)	TOTAL POOL		$1,518,535,288.49

(+)	Cash Capitalization Account Balance (CI)		$207,475,234.34

(=)	Asset Balance		$1,726,010,522.83

XVII. 2005-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Dec-05	$1,518,535,288	1.02%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.